                                                                  EXECUTION COPY

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

          This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of December
15, 2005 (as amended, supplemented or otherwise modified from time to time, the
"Intellectual Property Security Agreement"), is made by each of the signatories hereto (collectively, the "Grantors") in favor of Bear Stearns Corporate Lending
Inc., as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

          WHEREAS, Clarke American Corp., a Delaware corporation and CA
Acquisition Holdings, Inc., a Delaware corporation, have entered into a Credit
Agreement, dated as of December 15, 2005 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), with the banks and other financial institutions and entities from time to time party thereto,
JPMorgan Chase Bank, N.A., as syndication agent, the Administrative Agent, and
Amegy Bank N.A. and Natexis Banques Populaires, as co-documentation agents.
Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit
Agreement that the Grantors shall have executed and delivered that certain
Guarantee and Collateral Agreement, dated as of December 15, 2005, in favor of the Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

          WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain Property, including, without limitation, certain Intellectual Property of the Grantors to the
Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security
Agreement for recording with the United States Patent and Trademark Office, the
United States Copyright Office, and other applicable Governmental Authorities.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

          SECTION 1. Grant of Security. Each Grantor hereby grants to the
Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor's right, title and interest in and to the following (the "Intellectual Property Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated
maturity, by acceleration or otherwise) of such Grantor's Obligations:

     (a) (i) all trademarks, trade names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States

Patent and Trademark Office or in any similar office or agency of the United
States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 1, and (ii) the right to obtain all renewals thereof, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and
(iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the "Trademarks");

     (b) (i) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 1,
(ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 1,
(iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof and (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof) (collectively, the "Patents");

     (c) (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 1), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States
Copyright Office, (ii) the right to obtain all renewals thereof, (iii) the rights to print, publish and distribute any of the foregoing, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (v) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof) and (vi) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto ("Copyrights");

     (d) (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such
Grantor accruing thereunder or pertaining thereto (collectively, the "Trade
Secrets");

     (e) (i) all licenses or agreements registered in the United States Patent and Trademark Office providing for the grant by or to any Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1,
(ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

     (f) any and all proceeds of the foregoing.

          SECTION 2. Recordation. Each Grantor authorizes and requests that the
Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security
Agreement.

          SECTION 3. Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 4. Governing Law. This Intellectual Property Security
Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          SECTION 5. Conflict Provision. This Intellectual Property Security
Agreement has been entered into in conjunction with the provisions of the
Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the
Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

          IN WITNESS WHEREOF, each of the undersigned has caused this
Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

                                         CLARKE AMERICAN CORP.

                                         By: /s/ Peter A. Fera, Jr.
                                             -------------------------------
                                             Name:  Peter A. Fera, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                         CA ACQUISITION HOLDINGS, INC.

                                         By: /s/ Todd Slotkin
                                             -------------------------------
                                             Name:  Todd Slotkin
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

                                         CHECKS IN THE MAIL, INC.

                                         By: /s/ Peter A. Fera, Jr.
                                             -------------------------------
                                             Name:  Peter A. Fera, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                         B(2) DIRECT, INC.

                                         By: /s/ Peter A. Fera, Jr.
                                             -------------------------------
                                             Name:  Peter A. Fera, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                   [INTELLECTUAL PROPERTY SECURITY AGREEMENT]

                                         CORE SKILLS INC.

                                         By: /s/ Peter A. Fera, Jr.
                                             -------------------------------
                                             Name:  Peter A. Fera, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                         CLARKE AMERICAN CHECKS, INC.

                                         By: /s/ Peter A. Fera, Jr.
                                             -------------------------------
                                             Name:  Peter A. Fera, Jr.
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                   [INTELLECTUAL PROPERTY SECURITY AGREEMENT]